Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS FISCAL FIRST QUARTER 2025 FINANCIAL RESULTS

- Company to Host Conference Call Today at 5:00 p.m. ET -

DURANGO, Colo., July 15, 2024 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”, “we”, or “RMCF”), an international franchisor and producer of premium chocolates and other confectionery products including gourmet caramel apples, is reporting financial and operating results for its fiscal first quarter ended May 31, 2024.

“We are in the midst of a pivotal transition as we revamp the framework of our previous transformation plan and the leadership team to execute it,” said Interim CEO Jeff Geygan. “The Board of Directors has outlined a clear mandate to identify and rectify deficiencies in our prior multi-year strategy, improve our near-term liquidity position, return our retail store count to growth as we exit Fiscal 2025, and establish a solid foundation to execute our three-year targets.

“Our revised strategy will more effectively align sales, marketing, and production to drive the expansion of our store network and increase factory throughput with targeted capital investments. This alignment will ensure timely delivery of products and services across all of our sales channels, including specialty market retail and co-brand partners, E-Commerce, and most importantly, our franchisee network.

“Supporting our franchisee network is our top priority. We are deploying dedicated RMCF business consultants nationwide with a mandate to work with existing franchisees to implement optimization strategies and to help franchisees operate more effectively through enhanced marketing, merchandizing, and improved customer experiences, backed by data-driven insights and analytics. We anticipate returning to same-store-sales growth in Fiscal 2025 and setting the stage to expand our total store count for the first time in many years, concurrent with our brand update which will be completed later this year. We are in the process of signing agreements for several new store and kiosk design concepts to be deployed in streetside, outdoor mall and domestic airport locations.

“Investments in production and supply chain improvements are also essential to our sustained long-term growth. The Company’s performance during the 2024 holiday season highlighted the need for strategic changes. With over $3 million having been committed to new equipment and production efficiencies, we are continuing to improve product quality, predictability, and cost-effectiveness at our Durango production facility. We recently sold a parcel of land for nearly $1 million to partially finance these investments, adding to our overall liquidity through the ongoing sale of non-core assets. We are actively working with credit facility providers to increase our total working capital availability as well.

“Looking ahead, we have set ambitious financial and operational targets for our team. By the end of Fiscal 2025, we expect our gross margin to be at levels near historic averages, and achieve an adjusted EBITDA close to breakeven. By the end Fiscal 2027, we plan to exceed 30% gross margins and achieve a 10-12% adjusted EBITDA margin. We are prepared to announce the appointment of a new CFO who will be based in Durango and work daily from our production facility. Rocky Mountain Chocolate Factory continues to have a well-recognized brand, a very loyal consumer following and a resilient base of franchisees upon which to build. Despite the many challenges from the past year, we have a clear and actionable plan to return RMCF to growth and profitability.”

Fiscal Q1 2025 Financial Results vs. Year-Ago Quarter

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Total revenue was $6.4 million in the first quarter of 2025, which was essentially flat compared to the prior year. Durango product and retail sales increased $0.3 million, while royalty and marketing fees decreased by a similar amount.

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Total product and retail gross profit was $(0.3) million in the first quarter of 2025 compared to $0.3 million, with gross margin of (5.8)% compared to 5.1%. The decrease was primarily due to higher raw materials and labor costs.

●	Total operating expenses were $8 million in the first quarter of 2025, which was essentially flat compared to the prior year.

●	Loss from continuing operations was $1.6 million or $(0.26) per share in the first quarter of 2025, compared to a loss from continuing operations of $0.8 million or $(0.24) per share.

Conference Call Information

The Company will conduct a conference call today at 5:00 p.m. Eastern time to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Monday, July 15, 2024

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is an international franchiser of premium chocolate and confection stores, and a producer of an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples. Rocky Mountain Chocolate Factory was named one of America’s Best on Newsweek's list of "America's Best Retailers 2023" in the chocolate and candy stores category. The Company is headquartered in Durango, Colorado. Its subsidiaries, franchisees and licensees currently operate over 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Rocky Mountain Chocolate provides investors with certain non-GAAP financial measures, such as adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Management uses adjusted EBITDA because it believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. Management believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, management uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income/loss from continuing operations and net income.

The Company is not providing a reconciliation for future expectations of Adjusted EBITDA due to the volatility of certain required inputs that are not available without unreasonable efforts.

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	May 31, 2024 (unaudited)	February 29, 2024
Assets
Current Assets
Cash and cash equivalents	$637	$2,082
Accounts receivable, less allowance for credit losses of $25 and $332, respectively	2,467	2,184
Notes receivable, current portion, less current portion of the allowance for credit losses of $21 and $30, respectively	419	489
Refundable income taxes	52	46
Inventories	4,253	4,358
Other	283	443
Current assets held for sale	1,056	-
Total current assets	9,167	9,602
Property and Equipment, Net	6,833	7,758
Other Assets
Notes receivable, less current portion and allowance for credit losses of $9 and $0, respectively	715	695
Goodwill	576	576
Intangible assets, net	231	238
Lease right of use asset	1,484	1,694
Other	14	14
Total other assets	3,020	3,217
Total Assets	$19,020	$20,577
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$3,226	$3,411
Line of credit	2,000	1,250
Accrued salaries and wages	1,258	1,833
Gift card liabilities	628	624
Other accrued expenses	234	301
Contract liabilities	145	150
Lease liability	517	503
Deposit Liability	358	-
Total current liabilities	8,366	8,072
Lease Liability, Less Current Portion	969	1,191
Contract Liabilities, Less Current Portion	667	678
Total Liabilities	10,002	9,941
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $.001 par value per share; 250,000 authorized; 0 shares issued and outstanding	-	-
Common stock, $.001 par value, 46,000,000 shares authorized, 6,326,139 shares and 6,306,027 shares issued and outstanding, respectively	6	6
Additional paid-in capital	9,936	9,896
Retained earnings (accumulated deficit)	(924)	734
Total stockholders' equity	9,018	10,636
Total Liabilities and Stockholders' Equity	$19,020	$20,577

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended May 31,
	2024	2023
Revenues
Sales	$5,279	$5,016
Franchise and royalty fees	1,128	1,420
Total Revenue	6,407	6,436

Costs and Expenses
Cost of sales	5,586	4,758
Franchise costs	541	680
Sales and marketing	430	473
General and administrative	1,239	1,932
Retail operating	199	103
Depreciation and amortization, exclusive of depreciation and amortization expense of $196 and $171, respectively, included in cost of sales	42	31
Total costs and expenses	8,037	7,977

Loss from Operations	(1,630)	(1,541)

Other Income (Expense)
Interest expense	(35)	(6)
Interest income	7	20
Other income (expense), net	(28)	14

Loss Before Income Taxes	(1,658)	(1,527)

Income Tax Provision (Benefit)	-	-

Loss from Continuing Operations	(1,658)	(1,527)

Earnings (loss) from discontinued operations, net of tax	-	704

Net Loss	$(1,658)	$(823)

Basic Loss per Common Share
Loss from continuing operations	$(0.26)	$(0.24)
Earnings from discontinued operations	—	0.11
Net loss	$(0.26)	$(0.13)

Diluted Loss per Common Share
Loss from continuing operations	$(0.26)	$(0.24)
Earnings from discontinued operations	—	0.11
Net loss	$(0.26)	$(0.13)

Weighted Average Common Shares Outstanding - Basic	6,322,329	6,276,613
Dilutive Effect of Employee Stock Awards	-	-
Weighted Average Common Shares Outstanding - Diluted	6,322,329	6,276,613